Exhibit (d)(2)


                  SEE REVERSE FOR IMPORTANT NOTICE ON TRANSFER
                       RESTRICTIONS AND OTHER INFORMATION



      CERTIFICATE                                                   NUMBER OF
        NUMBER                                                       SHARES


                             CNA INCOME SHARES, INC.
                 Formed Under the Laws of the State of Maryland
                    Auction Rate Cumulative Preferred Shares
                                   Series T
                            Par Value $0.01 Per Share
                    $25,000 Liquidation Preference Per Share


                                                        Cusip No. ______________


     This certifies that ____________ is the owner of ________ fully paid and non-assessable shares of Auction Rate Cumulative Preferred Shares, Series T, par value $0.01 per share, $25,000 liquidation preference per share, of CNA Income Shares, Inc. (the "Fund") transferable only on the books of the Fund by the holder thereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter of the Fund and the Bylaws of the Fund and any amendments therto.


This Certificate is not valid unless
countersigned by the transfer agent and registrar.

     IN WITNESS WHEREOF, the Fund has caused this Certificate to be signed by its duly authorized officers and its Seal to be hereunto affixed this day of A.D. 2001.



BANKERS TRUST COMPANY                        CNA INCOME SHARES, INC.
As Transfer Agent and Registrar


By:                                          By:
   -------------------------------              -----------------------(SEAL)
   Authorized Signature                         Title:
                                                Name:


                                          Attest:
                                                 ----------------------------
                                                 Name:
                                                 Title:




FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto _______________ ____________ shares of Auction Rate Cumulative Preferred Shares, Series T, represented by this Certificate, and does hereby irrevocably constitute and appoint ___________________________ Attorney to transfer said Shares on the books of the within named Fund with full power of substitution in the premises.


Dated: _____________________, _______

In presence of


          Shares of Auction Rate Cumulative Preferred Shares, Series T, represented by this Certificate may be sold, transferred or otherwise disposed of only pursuant to the provisions of the Fund's charter establishing and fixing the preferences, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Fund's Auction Rate Cumulative Preferred Shares, Series T, a copy of which may be obtained at the office of the State Department of Assessments and Taxation of Maryland. The Fund will furnish information about the restrictions on transferability to any stockholder upon request and without charge. Any such request should be addressed to the Secretary of the Fund.

          The Fund also will furnish to any stockholder, upon request and without charge, a full statement of the designations and preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class or series which the Fund is authorized to issue and the difference in the relative rights and preferences between the stock of each class and series so far as they have been set, and the authority of the Board of Directors to set the relative rights and preferences of subsequent classes or series. Any such request should be addressed to the Secretary of the Fund.